Exhibit 99.1

TE Connectivity Completes Sale of its
Broadband Network Solutions Business to CommScope

Majority of sale proceeds expected to be used for share repurchase;

Connectivity and sensor solutions now account for 90 percent of sales

SCHAFFHAUSEN, Switzerland — August 28, 2015 — TE Connectivity Ltd. (NYSE: TEL), a world leader in connectivity, today announced that it has completed the previously announced divestiture of its Broadband Network Solutions (BNS) business to CommScope (NASDAQ: COMM) for $3.0 billion. TE continues to expect to use the majority of the proceeds from the sale for share repurchase, making the transaction neutral to adjusted earnings per share (EPS) in one year’s time.

“Our strategy is focused on strengthening our leadership position in connectivity and sensor solutions, with an emphasis on harsh environment applications,” said TE Connectivity Chairman and CEO Tom Lynch. “With the sale, 90 percent of our sales are derived from the attractive connectivity and sensor markets, and over 80 percent address harsh environments applications. These markets have strong underlying growth drivers as customers develop innovative products to meet the demands of a smarter, greener, safer and more connected world. We want to thank the BNS team for their leadership over the years, and wish them continued success as part of the CommScope team.”

NON-GAAP MEASURES

Adjusted Earnings Per Share is a non-GAAP measure and should not be considered a replacement for GAAP results.  Adjusted Earnings Per Share represents diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) before special items, including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, the related tax effects.  Adjusted Earnings Per Share is not intended to represent results of operations in accordance with GAAP and should not be considered a substitute for diluted earnings per share from continuing operations or any other operating measure prepared in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results and our expected use of proceeds received from the sale of the Broadband Network Solutions business. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive industry and the consumer devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; and the risk that we do not realize the anticipated benefits from the sale of the Broadband Network Solutions business. More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 26, 2014 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

ABOUT TE CONNECTIVITY

TE Connectivity (NYSE: TEL) is a $12 billion global technology leader. Our connectivity and sensor solutions are essential in today’s increasingly connected world. We collaborate with engineers to transform their concepts into creations — redefining what’s possible using intelligent, efficient and high-performing TE products and solutions proven in harsh environments. Our 75,000 people, including 7,300 engineers, partner with customers in over 150 countries across a wide range of industries. We believe EVERY CONNECTION COUNTS — www.TE.com.

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Contacts:	Media Relations:	Investor Relations:
	Jane Crawford	Sujal Shah
	TE Connectivity	TE Connectivity
	610-893-9689	610-893-9790
	Jane.crawford@te.com	Sujal.shah@te.com